UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 13, 2016)

SYNERGY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
______________________________

COLORADO (State or other jurisdiction of incorporation or organization)	001-35245 (Commission File Number)	20-2835920 (I.R.S. Employer Identification Number)

1625 Broadway, Suite 300
Denver, Colorado 80202

Registrant’s telephone number, including area code: (720) 616-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2016, each of William E. Scaff, Jr., Ed Holloway and R.W. Noffsinger, III informed the board of directors (the “Board”) of Synergy Resources Corporation (the “Company”) that he will not stand for re-election to the Board at the 2016 annual meeting of the Company’s shareholders to be held on June 22, 2016 (the “Annual Meeting”). None of the directors’ decisions resulted from any disagreement with the Company. See Item 8.01 below for information concerning a new director candidate to be nominated for election at the Annual Meeting.
On May 13, 2016, the Company appointed Jared Grenzenbach Chief Accounting Officer/Vice President of Accounting of the Company effective May16, 2016. Mr. Grenzenbach will receive an annual salary of $235,000, with a target short-term incentive bonus equal to 50% of that amount and a target long-term incentive bonus equal to 100% of that amount. In addition, Mr. Grenzenbach has been granted 25,000 options and 15,000 shares of common stock, which in each case will vest over a five-year period, and will be eligible to participate in the Company’s health insurance, 401(k) and similar programs.
Mr. Grenzenbach, 40, served as Vice President of Corporate Audit for Fidelity Investments from September 2012 until joining the Company in May 2016. From January 2010 until September 2012 he was the Director of Internal Audit for Cloud Peak Energy, a publicly-traded coal company. He is a Certified Public Accountant and a member of the Institute of Internal Auditors and received a B.S. from the University of Northern Colorado.
As of the effective date of his appointment, Mr. Grenzenbach will replace Frank Jennings as the Company’s Chief Accounting Officer. The term of Mr. Jennings’s employment contract expires on May 31, 2016. As previously disclosed, in conjunction with Mr. Jennings’s departure, it is expected that his 10,000 unvested shares of restricted stock will be issued and will vest in full, and that the 150,000 options held by Mr. Jennings will be exercisable for the remaining term of the options.
Item 8.01     Other Events.
On May 17, 2016, the Board determined to nominate Paul Korus for election to the Board at the Annual Meeting. Biographical information for Mr. Korus will be set forth in the Company’s proxy statement relating to the Annual Meeting. Mr. Korus will participate in the Company’s standard non-employee director compensation arrangements pursuant to which he will receive an annual retainer of $60,000, payable in shares of cash or stock, an annual stock grant with a value of $150,000 and annual retainers for committee service. He will also enter into the Company’s standard Indemnification Agreement, a form of which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended August 31, 2015. It is expected that Mr. Korus will, if elected, be appointed to the Audit Committee of the Board.
In connection with the Annual Meeting, the Company will consider timely any proposals contemplated by Rule 14(a)(5)(e) under the Securities Exchange Act of 1934, as amended, if received by May 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2016
Synergy Resources Corporation

By:	/s/ Lynn A. Peterson
Lynn A. Peterson
President and Chief Executive Officer

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